EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 1995 with respect to the consolidated financial statements and financial statement schedule incorporated by reference or included in the Annual Report on Form 10-K of Zurn Industries, Inc. for the year ended March 31, 1995.

                                       /s/ Ernst & Young LLP


Erie, Pennsylvania
December 20, 1995




































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